Exhibit 99.4
CASE NEW HOLLAND INC.
Offer to Exchange Its
6% Senior Notes due 2009 (CUSIP Nos. 147446AH1 and U14693AD4)
and
9 1/4% Senior Notes due 2011 (CUSIP Nos. 147446AA6, 147446AC2,
U14693AA0 and U14693AB8)
Which Have Been Registered Under The Securities Act of 1933
For Any and All of Its Outstanding
6% Senior Notes due 2009 and 9 1/4% Senior Notes due 2011
                    , 2005
To Our Clients:
      Enclosed for your consideration are the Prospectus, dated                     , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”), in connection with the offer by Case New Holland Inc., a Delaware corporation (the “Company”), to exchange the Company’s newly issued 6% Senior Notes due 2009 (the “New 6% Notes”) and 9 1/4% Senior Notes due 2011 (the “New 9 1/4% Notes” and, together with the New 6% Notes, the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding 6% Senior Notes due 2009 (the “Old 6% Notes”) and 9 1/4% Senior Notes due 2011 (the “Old 9 1/4% Notes” and, together with the Old 6% Notes, the “Old Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2005, unless extended (the “Expiration Date”).
      We are holding Old Notes for your account. An exchange of the Old Notes can be made only by us and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.
      We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.
      Your attention is directed to the following:

1. The forms and terms of each series of New Notes are the same in all material respects as the forms and terms of the applicable series of Old Notes (which they replace), except that the New Notes have been registered under the Securities Act. Interest on the New 6% Notes will accrue from the most recent June 1 and December 1 on which interest was paid or provided for on the Old 6% Notes, or, if no interest has been paid or provided for on the Old 6% Notes, from the issue date of the Old 6% Notes. Interest on the New 9 1/4% Notes will accrue from the most recent February 1 and August 1 on which interest was paid or provided for on the Old 9 1/4% Notes, or, if no interest has been paid or provided for on the Old 9 1/4% Notes, from the issue date of the Old 9 1/4% Notes.

2. Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”), as set forth in certain interpretive letters addressed to third parties in other transactions, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or a “broker” or “dealer” registered under the Securities Exchange Act of 1934, as amended) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder’s business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. Accordingly, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of those New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

3. The Exchange Offer is not conditioned on any number or minimum aggregate principal amount of Old Notes being tendered, except that Old Notes may be tendered only in integral multiples of $1,000.

4. Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any New Notes for, any Old Notes and may terminate the Exchange Offer (whether or not any Old Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under “The Exchange Offer — Conditions of the Exchange Offer” have occurred or exist or have not been satisfied.

5. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

6. Any transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 4 of the Letter of Transmittal.

      You are urged to carefully review the Prospectus and Letter of Transmittal for important information about the Company and the Exchange Offer.
      If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.
      The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.

EXHIBIT 99.4
CASE NEW HOLLAND INC.
Offer to Exchange Its
6% Senior Notes due 2009 (CUSIP Nos. 147446AH1 and U14693AD4)
and
9 1/4% Senior Notes due 2011 (CUSIP Nos. 147446AA6, 147446AC2,
U14693AA0 and U14693AB8)
Which Have Been Registered Under The Securities Act of 1933
For Any and All of Its Outstanding
6% Senior Notes due 2009 and 9 1/4% Senior Notes due 2011
Instructions from Beneficial Owner:
      The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange New Notes for Old Notes.
      This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.
      The undersigned represents that: (i) the undersigned is acquiring the New Notes in the ordinary course of the undersigned’s business; (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution of the Old Notes or the New Notes; (iii) the undersigned is not an “affiliate” (as defined under the Securities Act) of the Company; and (iv) the undersigned is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for any Old Notes acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Sign Here

Signature(s)

Securities which are to be tendered (check all that apply):
      ☐     All of the Old 6% Notes
      ☐     $ _______________________ aggregate principal amount of the Old 6% Notes*
      ☐     None of the Old 6% Notes
      ☐     All of the Old 9 1/4% Notes
      ☐     $ _______________________ aggregate principal amount of the Old 9 1/4% Notes*
      ☐     None of the Old 9 1/4% Notes

Name(s) (Please Print)

Address

Zip Code

Area Code and Telephone Number
Dated: ______________________________, 2005

*	Unless otherwise indicated, it will be assumed that all of the Old Notes listed are to be tendered.
IMPORTANT: None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless you indicate otherwise, your signature(s) hereon shall constitute an instruction to us to tender ALL of your Old Notes held by us for your account.